File No. 333-68747
                                                                  Rule 424(b)(3)

PROSPECTUS SUPPLEMENT
----------------------
(To the Prospectus and Prospectus Supplement dated May 6, 1999)
Prospectus number:   1895


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount: $65,000,000           Original Issue Date:   February 18, 2000

CUSIP Number:     59018S 3U6            Stated Maturity Date:  February 20, 2001

Interest Calculation:                   Day Count Convention:
---------------------                   ---------------------
/x/    Regular Floating Rate Note       /x/    Actual/360
/_/    Inverse Floating Rate Note       /_/    30/360
       (Fixed Interest Rate):           /_/    Actual/Actual




Interest Rate Basis:
--------------------
/x/    LIBOR                            /_/    Commercial Paper Rate
/_/    CMT Rate                         /_/    Eleventh District Cost of
                                               Funds Rate
/_/    Prime Rate                       /_/    CD Rate
/_/    Federal Funds Rate               /_/    Other (see attached)
/_/    Treasury Rate
    Designated CMT Page:                Designated LIBOR Page:
       CMT Telerate Page:                      LIBOR Telerate Page:      3750
       CMT Reuters Page:                       LIBOR Reuters Page:


Index Maturity:        One Months       Minimum Interest Rate:    Not Applicable

Spread:                -0.050%          Maximum Interest Rate:    Not Applicable

Initial Interest Rate: TBD              Spread Multiplier:        Not Applicable



Interest Reset Dates:            Monthly on the 20th, subject to modified
                                 following  business day convention.

Interest Payment Dates:          Monthly, on the 20th; subject to modified
                                 following business day convention.

Repayment at the
Option of the Holder:            The Notes cannot be repaid prior to the Stated
                                 Maturity Date.

Redemption at the
Option of the Company:           The Notes cannot be redeemed prior to the
                                 Stated Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                         The Chase Manhattan Bank

Dated:                           February 15, 2000